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                                  Exhibit 10.1

                              EMPLOYMENT AGREEMENT
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         AGREEMENT made as of this __ day of December, 1998, between GRAND BANK
(the "Bank"), a corporation organized and existing under the laws of the State of Maryland, with principal offices at 1800 Rockville Pike, Rockville, Maryland 20852, and Domingo A. Rodriguez ("Rodriguez"), currently residing at 1501 Seneca Forest Cr., Germantown, MD 20876, also referred to below, collectively, as the "parties" and, individually, as a "party."

         WITNESSETH THAT, in consideration of the mutual covenants and obligations hereinafter set forth, the parties hereto agree as follows:

         1. Period of Employment. The Bank shall continue to employ Rodriguez as
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its Executive Vice President CFO through December 31, 1999. Rodriguez agrees to serve the Bank in such capacity. As the Executive Vice President - CFO, Rodriguez's duties shall be those normally undertaken by such officers of banks similar to the Bank in nature and size.

         2. Commitment of Executive. So long as this Agreement shall continue in
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effect, Rodriguez shall faithfully and diligently discharge his duties and responsibilities under this Agreement, shall use his best efforts to implement the policies established by the Board of Directors of the Bank, and shall devote all of his business time and attention to the affairs of the Bank, except as otherwise agreed by the Board of Directors.

         3. Compensation.
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             A. The Bank shall compensate Rodriguez at the initial rate of ninety thousand dollars ($90,000) per year through December 31, 1999.

             B. Salary as provided above will be payable less appropriate deductions as required by law and shall be paid in appropriate installments to conform with the Bank's regular payroll dates.

             C. Rodriguez shall be entitled to four weeks vacation plus personal and sick leave in accordance with Bank policy.

             D. Rodriguez shall be entitled to participate in any and all pension, retirement, profit-sharing, stock purchase, stock option, life insurance, accident insurance, medical reimbursement, health insurance or hospitalization plan, deferred compensation plan or any other fringe benefits in which other employees or executives of the Bank are eligible to participate at a comparable level.

             F. Rodriguez shall be given a five hundred dollar ($500) per month car allowance.

             G. Rodriguez shall be reimbursed for reasonable traveling and other expenses incurred or paid by Rodriguez in accordance with the Bank's policy and in connection with the performance of his services under this Agreement, upon presentation of expense statements or vouchers or such other supporting information as may from time to time be requested

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              H.    Rodriguez will be granted 20,000 stock options in accordance with the Employee Stock Option Plan now in effect.

         5. Confidentiality. Rodriguez agrees that he will regard and preserve
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as confidential all proprietary information pertaining to the business of the
Bank, its customers, subsidiaries, or affiliates that may be obtained by him during the course of his employment, and thereafter, to the extent that such information does not become public knowledge, that he will not, without written authority from the Bank, directly or indirectly, disclose to others during his employment or thereafter, any of such proprietary information obtained by him while employed hereunder. The above shall not be construed as restricting Rodriguez from disclosing such information to employees of the Bank who reasonably require access to such information in order to discharge their duties.

         6. Binding Effect. This Agreement shall be binding upon and shall inure
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to the benefit of the parties, the successors and assigns of the Bank (the term
"Bank" as used herein shall include all such successors and assigns), and the heirs, executors, administrators, guardians and other personal representatives of Rodriguez.

         7. Term. This Agreement shall be effective as of the date first above
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written and shall remain in effect through December 31, 1999.

         8. Entire Agreement. This instrument contains the entire agreement of
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the parties relating to the subject matter hereof and supersedes and cancels all prior written and oral agreements and understandings between the parties relating to the subject matter of this Agreement, which are not set forth herein. No amendment or modification of this Agreement shall be valid unless made in writing and signed by the parties hereto. No term or condition of this Agreement shall be deemed to have been waived except by written instrument of the party charged with such waiver.

         9. Governing Law. This Agreement will be construed in accordance with
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the laws of the State of Maryland.

         IN WITNESS WHEREOF, the parties have executed this Employment Agreement as of the day and year first above written.


ATTEST:                                   GRAND BANK
                                          a Maryland corporation

                                          By:
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                                             Steven K. Colliatie, President/CEO


ATTEST:                                   Domingo A. Rodriguez


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